Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made and entered into this 8th day of October, 2018, by and between GIG VAOI Breckinridge, LLC, a Georgia limited liability company, having an address at 3390 Peachtree Road NE, Suite 1200, Atlanta, Georgia 30326 (hereinafter called "Landlord" or "Lessor"), and Applied Optoelectronics, Inc., a Delaware corporation having an address at 3025 Breckinridge Boulevard, Suite 130, Duluth, Georgia 30096 (hereinafter called "Tenant" or "Lessee").

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Lease dated November 1, 2015, by and between Tenant and Landlord (collectively, the "Lease");

WHEREAS, the Term of the Lease is scheduled to expire on November 30, 2018, and Landlord and Tenant desire to extend the Term of the Lease, and make additional amendments to the Lease, as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Incorporation of Recitals. The foregoing recitals are specifically incorporated in this Amendment by this reference.

2.	Definitions. Capitalized terms in this Amendment that are not defined in the Amendment shall have the same meaning as in the Lease.

3.	Amendment to the Lease. The Landlord and the Tenant hereby agree to amend as follows:

a.	Term. Notwithstanding anything contained in the Lease to the contrary, the Lease shall be extended for thirty-six (36) months (the "Extended Term") commencing on December 1, 2018 (the "Commencement Date") and expiring on November 30, 2021 (the "Expiration Date").

b.	Base Rent. Base Rent during the Extended Term shall be as follows: $2,983.00 per month from December 1, 2018 to November 30, 2019; $3,072.49 per month from December 1, 2019 to November 30, 2020; $3,164.67 per month from December 1, 2020 to November 30, 2021.

c.	Security Deposit. As of the execution date of this Amendment, Landlord holds a Security Deposit equal to $2,983.00.

d.	Lessor's Work. Lessee accepts the Premises in "As-Is" condition.

4.	Ratification. The Landlord and the Tenant ratify all other provisions of the Lease, except as may be inconsistent with the specific terms of this Amendment.

5.	Counterparts. This Amendment may be executed by electronic mail, fax (if promptly followed by the original) and in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Amendment by signing any such counterpart.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment effective the day and year written above.

LANDLORD:	TENANT:

GIG VAOI BRECKINRIDGE, LLC, a Georgia limited liability company	APPLIED OPTOELECTRONICS, INC., a Delaware corporation

By: GODDARD VALUE-ADD OFFICE FUND I, L.P., a Delaware limited partnership, its sole member	By: /s/ Stefan Murry
Printed Name: Stefan Murry

By: GODDARD VAO FUND I GP, LLC, a Delaware limited liability company, its general partner	Title: CFO

By: GODDARD INVESTMENT GROUP, LLC, a Georgia limited liability company, its sole member

By: /s/ Robert C. Goddard, III

Name: Robert C. Goddard, III

Title: Chairman and CEO

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